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                                                                       EXHIBIT 2

                           ARTICLES OF INCORPORATION
                                      OF
                           CARBON ENERGY CORPORATION

     The undersigned, acting as the incorporator of a corporation to be incorporated under the laws of the State of Colorado, adopts these Articles of Incorporation.

                                  ARTICLE I.

                                     Name

     The name of the Corporation is Carbon Energy Corporation.

                                  ARTICLE II.

                              Authorized Capital

     A. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of common stock, without par value (the "Common Stock") and 10,000,000 shares of preferred stock, without par value (the "Preferred Stock"). The Preferred Stock may be issued in series. Except as otherwise expressly provided by law, and subject to the voting rights, if any, provided to the holders of Preferred Stock by these Articles of Incorporation, the Common Stock has exclusive voting rights on all matters requiring a vote of shareholders. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by law, the holders of Common Stock shall have exclusively all other rights of shareholders.

     B. Preferred Stock. The Corporation's board of directors shall have the authority, without shareholder action, to determine the preferences, limitations and relative rights of any Preferred Stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of Preferred Stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Colorado Business Corporation Act; (iii) redemption rights; (iv) conversion rights; (v) distribution or dividend rights, including the determination of whether such rights are cumulative, noncumulative or partially cumulative; and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

                                 ARTICLE III.

                               Agent -- Offices

     A. Initial Registered Agent. The street address of the initial registered office of the Corporation is 1700 Broadway, Suite 1150, Denver, CO 80290-1101, and the name of the Corporation's initial registered agent at that address is Kevin D. Struzeski. The written consent of the Corporation's initial registered agent to the appointment as such is stated below.

     B. Initial Principal Office. The address of the Corporation's initial principal office is 1700 Broadway, Suite 1150, Denver, CO 80290-1101.

                                  ARTICLE IV.

                                 Incorporator

     The name and address of the incorporator is Rondi J. Boroos, 555 17/th/ Street, Suite 3200, Denver, Colorado 80202.

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                                  ARTICLE V.

                               Purpose -- Powers

     A. Purpose. The purpose for which the Corporation is organized is to engage in any lawful business or businesses.

     B. Powers. The Corporation shall have and may exercise all powers and rights granted or otherwise provided by the Colorado Business Corporation Act as in effect from time to time and any successor law (the "Act").

                                  ARTICLE VI.

                               Preemptive Rights

     No shareholder of the Corporation shall be entitled as of right to acquire unissued shares of the Corporation or securities convertible into such shares or carrying a right to subscribe for or to acquire such shares.

                                 ARTICLE VII.

                              Board of Directors

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors which shall consist of one or more members, with the number specified or fixed in accordance with the bylaws.

     The directors shall be elected at each annual meeting of the shareholders. Each director shall continue to serve until such director's successor is elected and qualifies.

     The names and addresses of the members of the initial board of directors are as follows:


     Name                                              Address
     ----                                              -------

     David H. Kennedy                                  18 Pasture Lane
                                                       Carien, CT 06820

     Lambros J. Lambros                                131 Goshen Road
                                                       Norfolk, CT 06058

     Bryan H. Lawrence                                 410 Park Avenue
                                                       New York, NY 10022

     Peter A. Leidel                                   410 Park Avenue
                                                       New York, NY 10022

     Patrick R. McDonald                               1700 Broadway, Suite 1150
                                                       Denver, CO 80290-1101

                                 ARTICLE VIII.

                               Cumulative Voting

     Cumulative voting shall not be permitted in the election of directors.

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                                  ARTICLE IX.

                       Limitation on Director Liability

     There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or to its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; except that this provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach, act, omission or transaction as to which the Act prohibits expressly the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any act or omission of such director occurring prior to such repeal or modification.

                                  ARTICLE X.

           Quorum and Voting Requirements for Shareholders' Meetings

     A. Quorum. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders. (When used in these Articles of Incorporation, the term "voting group" or "voting groups" shall have the meaning assigned by the Act.)

     B. Voting. Except as is otherwise required by the Act, action by a voting group on a matter other than the election of directors is approved if a quorum exists and if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

     C. Change in Quorum or Voting Requirements. Any amendment to these Articles of Incorporation adding, changing, or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

     The undersigned incorporator who is a natural person over the age of eighteen years has executed these Articles of Incorporation on September 14, 1999.


                                             Name:  /s/ Rondi J. Boroos
                                                  ---------------------------
                                                  Rondi J. Boroos

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                       Registered Agent's Consent Option

                          CONSENT OF REGISTERED AGENT


     The undersigned initial registered agent of Carbon Energy Corporation does hereby confirm the address for such agent and consent to the undersigned's appointment as such registered agent, all as set forth in Article III, above, as provided in Section 7-102-102(1)(f) of the Colorado Business Corporation Act.

     Executed this 13 day of September, 1999.


                                       Name:  /s/ Kevin D. Struzeski
                                            -------------------------------
                                            Kevin D. Struzeski

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